Leatt Corp Announces Results for the Third Quarter 2025

Revenues increase 18%; Net income increases 366%

CAPE TOWN, South Africa, (November 6, 2024) - Leatt Corporation (OTCQB: LEAT), a leading developer and marketer of head-to-toe protective equipment for Moto, MTB, ADV and a wide range of extreme and high-velocity sports, today announced financial results for the third quarter ending September 30, 2025. All financial numbers are in U.S. dollars.

Third Quarter and First Nine Months 2025 Highlights

• Global revenues for the third quarter were $14.34 million, up 18%, compared to the third quarter of 2024.

• Net Income for the third quarter was $539,256, up 366%, compared to the third quarter of 2024.

• Direct-to-consumer sales for the third quarter increased 61%, compared to the third quarter of 2024.

• Global revenues for the first nine months were $45.89 million, up 40%, compared to the same period of 2024.

• Net income for the first nine months was $2.80 million, up 259%, compared to the same period of 2024.

• Cash flow generated from operations for the first nine months was $1.45 million.

• Cash, cash equivalents and restricted cash at September 30, 2025 was $12.39 million.

• Industry veteran, Nick Larsen, new Head of Brand, Marketing and Creative.

CEO Sean Macdonald commented, "The third quarter of 2025 was a solid quarter for Leatt on a global basis, as we achieved double-digit profitability and double-digit revenue growth for the fourth consecutive quarter. It was also the fifth consecutive quarter of year-over-year growth following the post-Covid revenue contraction and industry wide stock overhang.

“Revenues for the third quarter were $14.34 million, an 18% increase over last year’s third quarter, and net income was $539,256 million, a 366% increase. International distributor sales increased by 17%, as both demand for our products and market conditions improved.  All of our product categories and our core head-to-toe markets— MOTO, MTB and ADV—grew by double digits on a year to date basis compared to last year.  With our recent expansion into the ADV market with a range of products designed for off-road adventure riding, we believe that the ADV market represents an exceptional growth opportunity for us.

"Gross profit as percentage of sales continued to improve, from 43% to 44%, compared to the 2024 third quarter, as domestic trading conditions continue to improve, despite some tariff uncertainty. Our U.S. MOTO and MTB sales teams are gaining momentum at the dealer level, and our supply chain team is managing shipping and logistics costs efficiently.

"For the first nine months of 2025, our revenues increased by $13.06 million, or 40%, to $45.89 million, and net income increased by $4.56 million, or 259%, to $2.80 million. Cash flows generated from operations was $1.45 million, as our liquidity continues to improve.  All our product category revenues have grown by double digits on a year-to-date basis: body armor by 30%, helmets by 60%, other product, parts and accessories including apparel, goggles and components by 49%, and neck braces by 18%.

"While we monitor the international trade situation, we are continuing to invest in  Leatt as a global, consumer-facing brand and to build a strong,  diversified, multi-channel sales organization to reach more riders world-wide."

Financial Summary

Total revenues for the third quarter of 2025 were $14.34 million, up 18%, compared to $12.14 million for the third quarter of 2024.

This increase in worldwide revenues is primarily attributable to a $0.36 million increase in body armor sales, a $0.32 million increase in helmet sales, a $1.41 million increase in other products, parts and accessory sales, and a $0.11 million increase in neck brace sales.

Income from operations for the third quarter of 2025 was $630,180, up 2333%, compared to $25,898 for the third quarter of 2024.

Net income for the third quarter of 2025 was $539,256, or $0.09 per basic and $0.08 per diluted share, up 366%, as compared to net income of $115,837, or $0.02 per basic and $0.02 per diluted share, for the third quarter of 2024.

Leatt continued to meet its working capital needs from cash on hand and internally generated cash flow from operations. At September 30, 2025, the Company had cash, cash equivalents and restricted cash of $12.39 million and a current ratio of 5:1.

Founder and Chairman Dr. Christopher Leatt remarked, "Our engineering and design team, as well as our entire Leatt family, are encouraged and energized by the growth of our major product categories and we are continuing to invest in a pipeline of cutting-edge products and categories for a much wider rider community."

Business Outlook

Mr. Macdonald added, "We remain very enthusiastic about our future. Although there are still some challenging geo-political conditions globally and economic risks in the U.S. that may impact inflation and potentially demand to some extent, inventory continues to be digested, our domestic sales are gaining traction, participation remains strong, and international ordering patterns continue to improve and deliver strong growth in revenues.

"We're also pleased to have added some new team members to support our efforts to build and refine  our sales and marketing efforts, including our new head of brand, marketing and creative, Nick Larsen, who has a proven track record of building and driving iconic global brands. Continuing to build out a great team is a cornerstone of our future growth plans.

"We are confident that consumer direct sales will continue to be a highlight in terms of growth, as brand momentum continues and consumer demand remains strong. For the third quarter of 2025, consumer direct sales increased by 61%, and on a year-to-date basis, consumer direct sales increased by 37% over the same period of 2024.  Our digital team continues to focus on building innovative digital platforms and consumer engagement strategies.

"The consistent growth in all our product categories is being driven by strong demand for Leatt products around the world. We expect this trend to continue. With a strong portfolio of innovative products in the market and in our development pipeline, a return to profitability and a robust balance sheet to fuel brand and revenue growth, we remain confident that we are well-positioned for future growth and shareholder value."

Conference Call

The Company will host a conference call at 10:00 am ET on Thursday, November 6, 2025, to discuss the third quarter 2025 results.

Participants should dial in to the call ten minutes before the scheduled time, using the following numbers: 1-800-445-7795 (U.S.A) or 1-785-424-1699 (international) to access the call.

Audio Webcast

There will also be a simultaneous live webcast through the Company's website, www.leatt-corp.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay

An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-844-512-2921 (U.S.A) or 1-412-317-6671 (international) and using passcode 11160350.

For those unable to attend the call, a recording of the live webcast will be archived shortly following the event for 30 days on the Company's website.

About Leatt Corp

Driven by the science of thrill, Leatt Corporation develops head-to-toe personal protective gear for various sports, with a focus on mountain biking and extreme motorsports. This includes the award-winning Leatt-Brace®, a neck brace system considered the gold standard for neck protection when worn in conjunction with a helmet. Leatt products are designed for participants in extreme sports that use motorcycles, bicycles, mountain bikes, all-terrain vehicles, snowmobiles, and other open-air vehicles. For more information, visit www.leatt.com.

Follow Leatt® on Facebook, Twitter, and Instagram.

Forward-looking Statements

This press release may contain forward-looking statements regarding Leatt Corporation (the "Company") within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the continued impact of the ADV range of products and direct-to-consumer sales on the Company's results of operations; the Company's ability to continue developing a pipeline of innovative products and to realize double-digit growth ; the general ability of the Company to achieve its commercial objectives, including development and growth of a global, multi-channel sales organization; the business strategy, plans and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "seeks," "should," "could," "intends," or "projects" or similar expressions, and involve known and unknown risks and uncertainties. These statements are based upon the Company's current expectations and speak only as of the date hereof. Any indication of the merits of a claim does not necessarily mean the claim will prevail at trial or otherwise. Financial performance in one period does not necessarily mean continued or better performance in the future. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company's common stock as a "penny stock" and those listed in other reports posted on The OTC Markets Group, Inc.

Contact:

Michael Mason

Investor Relations

Investor-info@leatt.com

LEATT CORPORATION

CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2025	December 31, 2024
	Unaudited	Audited
Current Assets
Cash and cash equivalents	$12,278,149	$12,368,100
Restricted cash	113,314	-
Accounts receivable, net	10,792,480	6,409,610
Inventory, net	17,283,352	17,988,737
Payments in advance	1,001,643	870,920
Income tax receivable	495,168	526,498
Prepaid expenses and other current assets	3,947,703	3,003,173
Total current assets	45,911,809	41,167,038

Property and equipment, net	3,865,405	4,000,225
Operating lease right-of-use assets, net	417,867	552,970
Accounts receivable, net	-	56,391
Deferred tax asset, net	675,000	675,000

Other Assets
Deposits	44,641	37,322

Total Assets	$50,914,722	$46,488,946

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$7,917,293	$6,906,939
Notes payable, current	7,147	28,722
Operating lease liabilities, current	307,818	251,946
Income tax payable	958,993	-
Short term loan, net of finance charges	5,736	733,794
Total current liabilities	9,196,987	7,921,401

Notes payable, net of current portion	-	1,804
Operating lease liabilities, net of current portion	110,049	301,024
Total liabilities	9,307,036	8,224,229

Commitments and contingencies
Preferred stock, $.001 par value, 1,120,000 shares authorized, 120,000 shares issued and outstanding as of September 30, 2025 and December 31, 2025, respectively	3,000	3,000
Common stock, $.001 par value, 28,000,000 shares authorized, 6,206,892 and 6,217,550 shares issued and outstanding as of September 30, 2025 and 6,217,550 shares issued and outstanding as of December 31, 2024, respectively	130,544	130,555
Additional paid - in capital	11,354,866	10,988,316
Treasury stock, at cost, 10,658 and 0 shares of common stock, as of September 30, 2025 and December 31, 2024, respectively	(136,686)	-
Accumulated other comprehensive loss	(1,138,333)	(1,452,335)
Retained earnings	31,394,295	28,595,181
Total stockholders' equity	41,607,686	38,264,717

Total Liabilities and Stockholders' Equity	$50,914,722	$46,488,946

The accompanying notes are an integral part of these consolidated financial statements.

LEATT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$14,343,992	$12,138,123	$45,888,195	$32,831,288

Cost of Revenues	8,027,864	6,968,051	25,961,861	19,731,470

Gross Profit	6,316,128	5,170,072	19,926,334	13,099,818

Product Royalty Income	51,300	123,706	184,904	255,789

Operating Expenses
Salaries and wages	1,890,062	1,676,828	5,593,679	4,853,471
Commissions and consulting expenses	205,300	138,124	550,456	427,941
Professional fees	143,857	108,627	659,253	528,215
Advertising and marketing	1,157,331	1,304,215	3,201,595	3,379,914
Office lease and expenses	244,197	141,420	589,493	456,164
Research and development costs	688,223	620,019	1,969,508	1,804,590
Bad debt expense (recovery)	35,284	(30,788)	(59,375)	(20,510)
General and administrative expenses	1,029,429	993,031	3,144,070	2,913,079
Depreciation	343,565	316,404	1,003,179	907,788
Total operating expenses	5,737,248	5,267,880	16,651,858	15,250,652

Income (Loss) from Operations	630,180	25,898	3,459,380	(1,895,045)

Other Income
Interest and other income, net	100,756	105,430	300,640	178,963
Total other Income	100,756	105,430	300,640	178,963

Income (Loss) Before Income Taxes	730,936	131,328	3,760,020	(1,716,082)

Income Taxes	191,680	15,491	960,906	42,123

Net Income (Loss) Available to Common Shareholders	$539,256	$115,837	$2,799,114	$(1,758,205)

Net Income (Loss) per Common Share
Basic	$0.09	$0.02	$0.45	$(0.28)
Diluted	$0.08	$0.02	$0.43	$(0.27)

Weighted Average Number of Common Shares Outstanding
Basic	6,212,483	6,215,440	6,216,379	6,215,440
Diluted	6,483,852	6,485,890	6,487,748	6,485,890

Comprehensive Income (Loss)
Net Income (Loss) Available to Common Shareholders	$539,256	$115,837	$2,799,114	$(1,758,205)
Other comprehensive income (loss) , net of $0 deferred income taxes in 2025 and 2024
Foreign currency translation	111,526	274,270	314,002	297,282

Total Comprehensive Income (Loss)	$650,782	$390,107	$3,113,116	$(1,460,923)

The accompanying notes are an integral part of these consolidated financial statements.

LEATT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

	2025	2024

Cash flows from operating activities
Net income (loss)	$2,799,114	$(1,758,205)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,003,179	907,788
Stock-based compensation	366,539	3,752
Bad debts reserve	(69,424)	(31,247)
Inventory reserve	93,856	128,096
Deferred asset allowance	-	(6,400)
Gain on sale of property and equipment	(18,916)	-
(Increase) decrease in:
Accounts receivable	(4,313,446)	(861,413)
Deferred asset	-	16,001
Inventory	611,529	4,491,631
Payments in advance	(130,723)	(312,949)
Prepaid expenses and other current assets	(944,530)	(548,279)
Income tax receivable	31,330	99,193
Long-term accounts receivable	56,391	163,470
Deposits	(7,319)	(1,750)
Increase (decrease) in:
Accounts payable and accrued expenses	1,010,354	686,712
Income tax payable	958,993	-
Net cash provided by operating activities	1,446,927	2,976,400

Cash flows from investing activities
Capital expenditures	(771,864)	(861,567)
Proceeds from sale of property and equipment	19,916	-
Net cash used in investing activities	(751,948)	(861,567)

Cash flows from financing activities
Repayment of notes payable to bank	(23,379)	(84,285)
Repayment of short-term loan, net	(728,058)	(1,129,966)
Purchase of treasury stock under share repurchase plan	(136,686)	-
Net cash used in financing activities	(888,123)	(1,214,251)

Effect of exchange rates on cash, cash equivalents and restricted cash	216,507	222,003

Net increase in cash, cash equivalents and restricted cash	23,363	1,122,585

Cash, cash equivalents and restricted cash - beginning of period	12,368,100	11,347,420

Cash, cash equivalents and restricted cash - end of period	$12,391,463	$12,470,005

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$12,278,149	$12,470,005
Restricted cash	113,314	-
Total cash, cash equivalents and restricted cash	$12,391,463	$12,470,005

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$39,160	$69,515
Cash paid for income taxes	$-	$55,906

Other noncash investing and financing activities
Common stock issued for services	$366,539	$3,752

The accompanying notes are an integral part of these consolidated financial statements.